PROMISSORY NOTE

$200,000.00                                                    September 30,2004

     After date, without grace, for value received, JACKSON RIVERS TECHNOLOGIES, INC., a Nevada corporation (the "Maker") hereby promises to pay to the order of MULTITRADE TECHNOLOGIES LLC, a limited liability company organized under the laws of Delaware ("MTT") and JOSEPH KHAN jointly (collectively, the "Payee") the original principal amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) with interest on the unpaid principal of this Note from the date hereof at the rate of six percent per annum. All payments of principal and interest hereunder are payable in lawful money of the United States of America at ____________, or such other place as the Payee may designate in writing to the Maker.

     The principal of this Note shall be due and payable in monthly installments of _______ per month, with the first payment being due on the _____ day of ______ , 20___ and a like payment on the same day of each month thereafter until the whole of said principal amount has been fully paid. Interest, computed upon the unpaid principal balance hereof, shall be due and payable monthly as it accrues, on the same dates as, but in addition to, said installments of principal.

     Any interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Maker and the Payee to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Maker or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

     This Note may be prepaid in whole or in part at any time without premium or penalty by the Maker. Prepayments shall be applied to installments of principal in the inverse order of maturity so that they will pay the last maturing principal installments first, and these payments will not reduce the amount or time of payment of the remaining installments. Any interest on any prepaid installment of principal shall immediately cease to accrue.

     Except as provided herein, the Maker and each surety, endorser, and guarantor waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     In the event of default in the payment of this Note or under any instrument executed in connection with this Note, the Maker agrees to pay on demand all costs incurred by the Payee (i) in the collection of any sums, including, but not limited to, principal, interest, expenses, and reimbursements due and payable on this Note, and (ii) in the enforcement of the other terms and provisions of this Note or any instrument securing payment of this Note, whether such collection or enforcement be accomplished by suit or otherwise, including the Payee's reasonable attorney's fees.


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     It is agreed that time is of the essence of this Note, and upon the failure of the Maker to cure an event of default in the payment of any fixed monthly payment when due hereunder within 30 days after receipt of notice from the Payee or other holder of such failure, or upon the failure of the Maker to cure any event of default within 30 days after receipt of notice from the Payee or other holder of such failure, the Payee may declare the whole sum of the principal of this Note remaining at the time unpaid, together with the accrued interest, charges, and, to the extent permitted under applicable law, costs and reasonable attorney's fees incurred by the Payee in collecting or enforcing the payment thereof, immediately due and payable without further notice, and failure to exercise said option shall not constitute a waiver on the part of the Payee of the right to exercise the same at any other time.

     If this Note is not paid at maturity, however maturity may be brought about, all principal and interest due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Payee may charge the Maker under applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     This Note is expressly subject to and governed by all of the terms and conditions contained in that certain Technology License Agreement by and between Multitrade Technologies LLC, The Jackson Rivers Company and Jackson Rivers Technologies, Inc., dated 23rd day of June, 2004, with the Effective Date of February 24, 2004. In the event of any conflict between the terms of this Note and the Technology License Agreement, the terms of the Technology License Agreement shall control.

     This Note shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.


                                            JACKSON RIVERS TECHNOLOGIES, INC.


                                            By
                                              ----------------------------------
                                              Dennis N. Lauzon, President


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